Exhibit 3.1.17

ARTICLES OF MERGER OF WIG HOLDING CORP., a Utah corporation WITH AND INTO WOLFE-TORY MEDICAL, INC., a Utah corporation

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Pursuant to § 16-10a-1105 of the Utah Revised Business Corporation Act (the “Act”), Wolfe-Tory Medical, Inc., a Utah corporation (the “Company” or, after the effective time of the merger, the “Surviving Corporation”), as the surviving corporation in a merger with WIG Holding Corp., a Utah corporation (“Merger Sub”), does hereby certify as follows:

FIRST: That a Plan of Merger (the “Plan”), has been adopted and approved by the Company and Merger Sub, the parties to the merger, in accordance with the requirements of §16- 10a-1101 of the Act, an abbreviated form of which is attached hereto as Exhibit A and incorporated herein by this reference.

SECOND: There are 100 shares of common stock of Merger Sub currently outstanding and entitled to vote on the Plan by the holder thereof as one voting group. All of the shares of common stock of the Merger Sub voted in favor of the Plan, which is a sufficient number of votes to approve the Plan.

THIRD: There are 2,162,350 shares of common stock of the Company currently outstanding and entitled to vote on the Plan by the holders thereof as one voting group. 1,392,858 shares of common stock of the Company voted in favor of the Plan, which is a sufficient number of votes to approve the Plan.

FOURTH: The name of the Surviving Corporation shall be Wolfe-Tory Medical, Inc.

FIFTH: The effective time of the merger shall be at the time of filing of these Articles of Merger with the Utah Division of Corporations and Commercial Code.

{Signature Page Follows}

1

IN WITNESS WHEREOF, the undersigned executes and delivers these Articles of Merger, on this 30th day of December, 2010.

WOLFE-TORY MEDICAL, INC.,
a Utah corporation

/s/ J. Michael Brown
J. Michael Brown, President and CEO

EXHIBIT A

PLAN OF MERGER

(Abbreviated)

A.	MERGER OF WIG HOLDING CORP. INTO WOLFE-TORY MEDICAL, INC.

1. Plan of Merger and Surviving Corporation. Subject to the terms and conditions of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 30, 2010, by and among LMA North America, Inc., a Nevada corporation (the “Parent”), WIG Holding Corp., a Utah corporation (“Merger Sub”), Wolfe-Tory Medical, Inc., a Utah corporation (the “Company” or, after the effective time of the merger, the “Surviving Corporation”), and certain stockholders of the Company, Merger Sub shall be merged with and into the Surviving Corporation and the separate corporate existence of Merger Sub shall thereupon cease. The Surviving Corporation shall be the surviving company in the merger and shall continue its existence under the provisions of the Utah Revised Business Corporation Act (the “Act”) after the merger.

2. Effective Time of the Merger. The merger shall become effective at the date and time (the “Effective Time”) at which the Articles of Merger are duly filed with the Division of Corporations and Commercial Code of the State of Utah.

B.	EFFECT OF MERGER

1. Effects. The merger shall have the effects set forth in this Plan of Merger, the Merger Agreement, and the Act.

2. Articles of Incorporation of the Surviving Corporation. The articles of incorporation of the Merger Sub in the amended and restated form attached hereto as Annex A, shall become the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

3. Bylaws of the Surviving Corporation. The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

4. Directors of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until such director’s successor is duly elected or appointed and qualified, or until the earlier of such director’s death, resignation or removal.

5. Officers of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until such officer’s successor is duly elected or appointed and qualified, or until the earlier of such officer’s death, resignation or removal.

C.	CONVERSION OF SHARES

1. Conversion of the Merger Sub Shares. Subject to the terms and conditions of the Merger Agreement, at the Effective Time, by virtue of the merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any Merger Sub Shares, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one (1) Surviving Corporation Common Share.

2. Conversion of the Company’s Shares of Common Stock. Subject to the terms and conditions of the Merger Agreement, at the Effective Time and subject to the treatment of any dissenting shares as described below, each share of the Company’s common stock issued and outstanding as of immediately prior to the Effective Time (other than dissenting shares) shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of such share, be canceled and extinguished and be converted into and shall become the right to receive the applicable per share payments as set forth in the Merger Agreement, subject to applicable tax withholding. From and after the Effective Time, the holder(s) of certificates, if any, evidencing ownership of the shares of the Company’s common stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided in the Merger Agreement.

3. Conversion of Company Options. Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each option of the Company issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the applicable per share payments for options as set forth in the Merger Agreement, subject to applicable tax withholding. As of the Effective Time, all such options of the Company shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such option shall cease to have any rights with respect thereto.

4. Treatment of Dissenting Shares. Subject to the terms and conditions of the Merger Agreement, persons who hold shares of the Company’s common stock immediately prior to the Effective Time and who have properly demanded appraisal of such shares pursuant to, and who comply in all respects with, the provisions of Part 13 of the Act (“Dissenting Shares”) shall not have such shares converted into the applicable per share payments as provided in the Merger Agreement, but instead such holders shall be entitled to such rights (and only such rights) as are granted under Part 13 of the Act. At the Effective Time, all Dissenting Shares shall no longer be outstanding and shall automatically be canceled and extinguished and shall cease to exist, and except as otherwise provided by law, each holder of Dissenting Shares shall cease to have any rights with respect thereto other than the rights granted pursuant to Part 13 of the Act. Notwithstanding the foregoing, if any holder shall fail to validly perfect or shall otherwise waive, withdraw or lose the right to appraisal under Part 13 of the Act or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Part 13 of the Act. then the rights of such holder under Part 13 of the Act shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall become, the applicable per share payments as provided in the Merger Agreement.

ANNEX A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

WOLFE-TORY MEDICAL, INC.

(formerly named WIG Holding Corp.)

ARTICLE I

Name

The name of the corporation is Wolfe-Tory Medical, Inc. (the “Corporation”).

ARTICLE II

Registered Office and Registered Agent

The address of the registered office of the Corporation in the State of Utah is Corporation Service Company, 2180 South 1300 East, Suite 650, Salt Lake City, Utah 84106. The name of its commercial registered agent at such address is Corporation Service Company. The Commercial Registered Agent Registration Number of Corporation Service Company is 7156715-0250.

ARTICLE III

Corporate Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act (the “Business Corporation Act”).

ARTICLE IV

Capital Stock

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000, all of which shall be shares of Common Stock, par value $.01 per share.

ARTICLE V

Directors

(1) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By laws of the Corporation.

(2) To the fullest extent permitted by the Business Corporation Act as it now exists and as it may hereafter be amended, nO director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE VI

Indemnification of Directors, Officers and Others

(1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(4) Any indemnification under Sections (1) and (2) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation,

(5) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation authorized in this Article VI. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 16-10a-907 of the Business Corporation Act.

(8) For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(9) For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

(10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

By Laws

The directors of the Corporation shall have the power to adopt, amend or repeal by laws.

ARTICLE VIII

Amendment

The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Amended and Restated Articles of Incorporation and all rights conferred on stockholders, directors and officers in this Amended and Restated Articles of Incorporation are subject to this reserved power.